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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS






         We consent to the inclusion in this Registration Statement on Form S-1 of our reports dated January 21, 1997 on our audits of the consolidated financial statements and financial statement schedules of Titanium Metals Corporation as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."




                                                /s/ Coopers & Lybrand L.L.P.
                                                    Coopers & Lybrand L.L.P.



Denver, Colorado

April 30, 1997